UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 470-2800

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR      240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

INDEX

Item	Description	Page

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Exhibits

Signatures

Item 1.01   Entry into a Material Definitive Agreement

(a)          On January 31, 2006, Bioject Medical Technologies Inc. (the “Company”) entered into an Agreement of Sale (the “Agreement”) with Stickel Investments, LLC (the “Purchaser”) for the sale of the Company’s New Jersey office building located at 211 Somerville Road, Bedminster, New Jersey 07921 (the “Property”).

Under the Agreement, the Purchaser has agreed to purchase the Property for $1,125,000. The Purchaser also has the option to purchase the furniture located at the Property for an additional $25,000. The sale of the Property is expected to close on or before March 31, 2006.

The Purchaser may terminate the Agreement if it is not able to secure a mortgage commitment from a lending institution in the State of New Jersey for $500,000 at prevailing and customary terms and interest rates within 45 days of January 31, 2006.  The Purchaser may also terminate the Agreement within 15 days of January 31, 2006 if it is not satisfied for any reason with its investigation and analysis of the Property.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.1              Agreement of Sale between Bioject Medical Technologies Inc. and Stickel Investments, LLC, dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance